EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Completes 2012 Drill Program at Lookout Mountain with Consistent, Strong Results

Coeur d’Alene, Idaho – November 12, 2012 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today reported the final drill results from its 2012 infill drill program at its Lookout Mountain Project near Eureka, Nevada. Consistent, strong results continue to demonstrate excellent continuity of mineralization and very good metallurgical characteristics for low-cost, heap-leach processing.  Highlights from the latest gold assay results include:

•

31 feet (9.5 metres) at 0.061 ounces per ton (opt) (2.09 grams per tonne (g/t)) gold in Hole BHSE-157C

•

10 feet (3.1 metres) at 0.149 opt (5.10 g/t) gold, within 75 feet (22.9 metres) of 0.033 opt (1.13 g/t) gold in Hole BHSE-163

•

20 feet (6.1 metres) of 0.060 opt (2.06 g/t) gold in Hole BHSE-163

•

100 feet (30.5 metres) of 0.023 opt (0.79 g/t) gold, including 45 feet (13.7 metres) of 0.045 opt (1.54 g/t) gold in Hole BHSE-165

Timberline’s Chief Executive Officer, Paul Dircksen, said, “We have accomplished our objectives with this drill program, which included infill drilling to upgrade and enhance our gold resource, providing material from various zones for continued metallurgical testing, and drilling to provide data for hydrological and engineering studies.  The infill drilling demonstrates excellent continuity of mineralization with excellent recoveries at Lookout Mountain.  Engineering studies, including pit design, heap leach pad location, definition and planning; environmental studies including waste rock characterization; and an intensive metallurgical testing program are all ongoing.  Results of these studies will be incorporated into a preliminary economic assessment to include an updated resource estimate early next year as we advance this project to a near-term production decision for what is expected to be a low capital, low cost, heap-leach gold mine.”

The following table summarizes significant drill results from Lookout Mountain:

Drill Hole	From (feet)	Length (feet)(1)	Gold (opt)(2)	From (metres)	Length (metres)(1)	Gold (g/t)(2)	NaCN Recovery(3)
BHSE0153C	305	112	0.024	93.0	34.1	0.82	80%
Including	404	7	0.143	123.1	2.1	4.90	Sulfide
	550	23	0.020	167.6	7.0	0.69	Sulfide
BHSE-157C	316	86	0.027	96.3	26.2	0.94	100%
Including	376	31	0.061	114.6	9.5	2.09	100%
BHSE-160C	140	100	0.010	42.7	30.5	0.34	75%
Including	140	28	0.013	42.7	8.5	0.45	75%
Including	191	40	0.014	58.2	12.2	0.48	88%
	400	100	0.021	121.9	30.5	0.72	47%
Drill Hole	From (feet)	Length (feet)(1)	Gold (opt)(2)	From (metres)	Length (metres)(1)	Gold (g/t)(2)	NaCN Recovery(3)
BHSE-161	5	65	0.012	1.5	19.8	0.41	78%
	520	145	0.010	158.5	44.2	0.34	86%
BHSE-163	160	20	0.018	48.8	6.1	0.62	77%
	285	335	0.018	86.9	102.1	0.62	78%
Including	285	215	0.017	86.9	65.5	0.58	76%
Including	405	20	0.060	123.4	6.1	2.06	74%
Including	545	75	0.033	166.1	22.9	1.13	84%
Including	565	10	0.149	172.2	3.1	5.10	86%
BHSE-164	400	40	0.014	121.9	12.2	0.48	81%
BHSE-165	85	110	0.014	25.9	33.5	0.48	92%
Including	90	60	0.019	27.4	18.3	0.65	96%
	215	100	0.023	65.5	30.5	0.79	91%
Including	230	45	0.045	70.1	13.7	1.54	83%
BHSE-166C	223	49	0.012	68.0	14.9	0.41	89%
BHSE-167C	37	68	0.012	11.3	20.7	0.41	99%
BHSE-168C	603	31	0.033	183.8	9.5	1.13	8%
BHSE-170	300	20	0.017	91.4	6.1	0.58	82%

Notes:

1)

True widths of the drill intercepts have not been determined

2)

Troy ounces per ton (opt) and grams per tonne (g/t)

3)

NaCN represents a Sodium Cyanide leach recovery of the gold content of the sample

Drill hole locations at Lookout Mountain may be viewed by referring to the maps at http://timberline-resources.com/main.php?page=194.

Expanding on the significance of these results, Mr. Dircksen continued, “Core hole 157C was significant in that it provided definition for the west side of the proposed pit, but, more importantly, had a high-grade intercept (31 feet grading 0.061 opt gold (9.5 metres grading 2.09 g/t gold)) with 100% recovery.  This intercept is 500 feet (152 metres) from previously reported hole 151C containing 20 feet of 0.47 opt (6.0 metres of 16.12 g/t) gold with 89% recovery, including 9 feet of 1.03 opt (2.6 metres of 32.26 g/t) gold with 100% recovery and 3 feet of 2.46 opt (0.9 metres of 84.41 g/t) gold with 94% recovery.  These widely-spaced high-grade intercepts with impressive recovery rates may represent a higher grade mineralized cross structure perpendicular to the main geologic zone at South Lookout Mountain. Holes 163 and 165 also  provide definition to the west side of the proposed pit, south of Hole 157C, and returned lengthy intervals of higher grade gold with good recovery characteristics.”

About South Eureka

The South Eureka property features three extensive mineralized trends and a pipeline of earlier-stage projects that feature past-producing open pits and historic gold resources. Lookout Mountain is the most advanced project within the South Eureka district. Timberline’s current gold resource estimate at Lookout Mountain, which was prepared by Mine Development Associates (“MDA”) of Reno, Nevada, consists of:

•

390,000 ounces Measured & Indicated Gold Resource1

(20,765,000 tons at 0.019 opt gold (18,838,000 tonnes at 0.65 g/t))

•

221,000 ounces Inferred Gold Resource2

(18,385,000 tons at 0.012 opt gold (16,679,000 tonnes at 0.41 g/t))

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The resources were calculated utilizing a cut-off grade of 0.006 opt of gold (0.21 g/t) for oxide material and 0.030 opt (1.03 g/t) for sulfide material.  Approximately 83-percent of the resource ounces are from oxide material and 17-percent are from sulfide material.  The effective date of the resource is April 17, 2012, and the complete technical report is filed on SEDAR.  The full MDA Resource Estimate with various cut-off grades may be viewed at http://timbe\rline-resources.com/main.php?page=208.

Gary Edmondo, Timberline’s Great Basin District Geologist, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their ISO-9001 certified assay lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.

The Lookout Mountain mineral resources were modeled and estimated by MDA by evaluating the drill data statistically, utilizing geologic interpretations provided by Timberline to interpret gold mineral domains on cross sections spaced at 50- to 100-foot intervals across the extents of the Lookout Mountain mineralization, rectifying the mineral-domain interpretations on level plans spaced at 10-foot intervals, analyzing the modeled mineralization geostatistically to aid in the establishment of estimation parameters, and interpolating grades into a three-dimensional block model.  Mike Gustin is a Qualified Person as defined by National Instrument 43-101 and is responsible for the resource estimate.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where gold production is targeted to commence in mid-2013. Timberline’s exploration is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

 (1) Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

(2) Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

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Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the purchase of the Butte Highlands JV, LLC membership interests, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO
Phone: 208.664.4859

4 | TIMBERLINE RESOURCES